Exhibit 10.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

MASTER TRANSLATIONAL RESEARCH SERVICES AGREEMENT

This Master Translational Research Services Agreement (“Agreement”) is dated as of the date of last signature below (the “Effective Date”) by and between The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation (“Penn”), with offices located at 3600 Civic Center Boulevard, 9th Floor, Philadelphia PA, 19104, as owner and operator of the Penn Organizations (as defined below) and Cabaletta Bio, Inc. a Delaware corporation (“Company”), having a place of business at an office at 2929 Arch Street, Suite 600, Philadelphia, PA 19104. Penn and Company may be referred to herein as a “Party” or, collectively, as “Parties”.

RECITALS:

WHEREAS, Penn and Company are now entering into this Agreement because Company desires to retain Penn to conduct translational research activities, including the manufacture of T cell product(s), in support of research, including clinical trial(s) (“Clinical Trial”) (collectively, “R&D Activities”) as further specified in this Agreement;

WHEREAS, the R&D Activities contemplated by this Agreement are of mutual interest and benefit to Penn and to Company, and will further Penn’s instructional and research objectives in a manner consistent with its status as a non-profit, tax-exempt, educational institution.

NOW, THEREFORE, for good and valuable consideration, including the various promises and undertakings set forth herein, the receipt and legal sufficiency of which is hereby acknowledged, accepted and agreed to, the Parties, intending to be legally bound, hereby agree as follows:

Article 1

DEFINITIONS
1.1
“Affiliate” means a Person that controls, is controlled by or is under common control with a Party, but only for so long as such control exists. For the purposes of this Section 1.1, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such Person or entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.
1.2
“Confidential Information” of a Party, means: (a) all information of a Party or any of its Affiliates, including any know-how, that such Party discloses or makes available to the other Party under this Agreement and (b) the terms of this Agreement. Confidential Information shall not include information that is:

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(i)
Known by the receiving Party without restriction prior to disclosure under this Agreement as evidenced by the competent written records of receiving Party maintained in the ordinary course of business;
(ii)
Disclosed to receiving Party by a third party without an obligation of confidentiality;
(iii)
Available to the public not through a breach of this Agreement by receiving Party;
(iv)
Independently developed by receiving Party without use of or reference to Confidential Information disclosed by disclosing Party under this Agreement as evidenced by the competent written records of receiving Party maintained in the ordinary course of business; or
(v)
Published or disclosed in accordance with the terms of this Agreement.
1.3
“Deliverables” means those deliverables developed or created as part of the R&D Activities and specifically identified as deliverables in the applicable SOW. For clarity, Deliverables shall not include Penn Information and Penn Materials.
1.4
“Designated Penn Contact” means the member of Penn’s staff whom Penn has appointed to serve as project leader for the R&D Activities as specified in an SOW and shall be responsible for the conduct, supervision, administration, performance of the R&D Activities for each Penn Organization with respect to the applicable Project.
1.5
“Company Information” means any and all proprietary information of Company that Company, or a third party on behalf of Company provides to Penn under this Agreement and described in an applicable SOW (specifically excluding Penn Information and information developed from Penn Information) for use in the performance of the R&D Activities. For clarity, Company Information includes, but is not limited to, technical and scientific information know-how, knowledge, technology, methods, processes, practices, formulas, protocols, formulations, specifications, instructions, techniques, procedures, designs, drawings, computer software, specifications, data, article, composition, formulation, apparatus, manufacturing, regulatory, clinical or other processes and procedures, test procedures and purification and isolation techniques in written, electronic or any other form now known or hereafter discovered or developed. Company Information is Confidential Information except to the extent specified in Section 1.2 (i) through (v).
1.6
“Company Materials” means the biological and proprietary materials that are provided by Company to Penn and described in the applicable SOW (specifically excluding Penn Materials and any derivative, progeny, or residual of Penn Materials) for use in performance of the R&D Activities, including, without limitation, raw materials, chemicals, compounds, proteins, peptides, oligonucleotides, DNA, RNA, plasmids, viruses, vector, cell, cell lines, or seed stock.
1.7
“Legal Requirements” means all applicable municipal, state and federal laws, ordinances, rules, regulations, statutes, by-laws and orders and requirements.
1.8
“Penn Information” means all of Penn’s technical and scientific information know-how, knowledge, technology, methods, processes, practices, formulas, protocols, formulations, specifications, instructions, techniques, procedures, designs, drawings, computer software, specifications, data, article, composition, formulation, apparatus, manufacturing, regulatory, clinical or other processes and procedures, test procedures and purification and isolation techniques

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in written, electronic or any other form now known or hereafter discovered or developed, which Penn utilizes to perform the R&D Activities. Penn Information is Confidential Information except to the extent specified in Section 1.2 (i) through (v).
1.9
“Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or agency or political subdivision thereof.
1.10
“Product” shall mean T cell product(s) and / or vector product(s) manufactured at Penn and enumerated in an SOW to this Agreement.
1.11
“Penn Materials” means equipment, sequences, or other biological materials or other substances used to perform the R&D Activities, such as raw materials, chemicals, compounds, proteins, peptides, oligonucleotides, DNA, RNA, plasmids, viruses, vector, cell, cell lines, seed stock, whether generated at Penn or purchased by Penn using funds provided hereunder (but specifically excluding any Company Materials).
Article 2

R&D ACTIVITIES AND RECORDS
2.1
Statements of Work. This Agreement is designed to govern R&D Activities of various organizations of Penn with Company. The R&D Activities to be performed by each organization, as part of the overall R&D Activities to be conducted hereunder, shall be memorialized by entering into specific statements of work (“SOW(s)”). Each SOW shall be attached as a separate Schedule hereto, shall be incorporated herein to this Agreement, and shall be subject to the terms and conditions of this Agreement, unless otherwise specified therein. While this Agreement sets forth the terms and conditions applicable between Company and all Penn Organizations, to the extent there are additional, specific terms and conditions applicable to a particular Penn Organization or R&D Activities, such terms and conditions shall be set forth in an applicable SOW. A SOW template is attached as Exhibit A and, for clarity, each SOW shall contain the following information:
(i)
SOW;
(ii)
Budget (as defined in 3.1);
(iii)
for SOWs covering the manufacture of Products for a Clinical Trial, Product supply forecasting information;
(iv)
for SOWs covering the manufacture of Products for a Clinical Trial, a table of responsibilities, clarifying which Party and/or Penn Organization is responsible for the R&D Activities covered under the SOW;
(v)
Product to be manufactured, as applicable, and the intended use or purpose of such Product;
(vi)
the name, study number, or general descriptor of Clinical Trial in support of/for which the R&D Activities are being performed;
(vii)
the applicable IND sponsor;
(viii)
any and all Transferred Materials to be transferred between the Parties, as applicable;
(ix)
Principal contacts of the Parties (including the Designated Penn Contact);
(x)
Any Penn Organization subcontractors;
(xi)
Deliverables, as applicable;
(xii)
Company Information to be transferred between the Parties, as applicable;

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(xiii)
any additional mutually agreeable terms and conditions between Penn and Company that would be specifically applicable to the SOW.
2.2
Regulatory Sponsorship of R&D Activities in a Given SOW. The Parties understand and agree that R&D Activities to be undertaken by the Parties hereunder may be conducted under a Penn Investigational New Drug Application (“IND”) or under a Company IND, subject to the terms of this Agreement or any applicable SOW.
2.3
Conflict. In the event of any conflict between the terms and conditions set forth in this Agreement and the terms and conditions set forth in an executed and delivered SOW, then the terms and conditions set forth in this Agreement shall govern as to any conflict between such terms and conditions and the terms and conditions set forth in an SOW; provided, however, that if the applicable provision in a SOW specifically states that such provision shall govern notwithstanding a conflict with a provision in this Agreement, as applicable, then such provision in the SOW that so states shall govern.
2.4
Conduct. The Parties understand and agree that R&D Activities will be conducted as specified in this Agreement, the applicable SOW, and in compliance with all applicable Legal Requirements.
2.5
Designated Penn Contact. If a Designated Penn Contact becomes unavailable to Penn for any reason or Penn deems it advisable to change a Designated Penn Contact, Penn shall be entitled to designate another member of its staff to serve as the Designated Penn Contact for the applicable SOW. If a substitute Designated Penn Contact has not been designated within [***] after the original Designated Penn Contact ceases their activities under this Agreement or if Company does not approve of the substituted Designated Penn Contact then, in either case, Company may terminate the relevant SOW immediately upon written notice thereof to Penn, subject to the provisions of Section 8.3.
2.6
Communication. The Designated Penn Contact for Penn and the principle contact for Company for the R&D Activities conducted pursuant to a SOW will be identified in the SOW. During the conduct of each of the R&D Activities, these contacts designated by the Parties in each SOW shall discuss with each other the conduct and progress of the R&D Activities, by telephone, email or in person as reasonably necessary and as may be further specified in the SOW. Such discussions shall cover the status of the R&D Activities, review relevant results and data, as applicable, consider technical and other issues that have arisen and review and advise on any scientific, technical and budgetary matters relating to the R&D Activities.
2.7
Records. Penn shall maintain all usual and customary accurate and complete records of all of the data, information, documentation (including, but not limited to regulatory documentation as applicable) and results of the R&D Activities and shall provide Company with reports of the progress of the R&D Activities in accordance with an applicable SOW.
Article 3

REIMBURSEMENT OF COSTS & PAYMENT
3.1
Payment. Company shall pay Penn for an amount equal to its expenditures and applicable overhead incurred by or on behalf of Penn in the conduct of each SOW, in an amount not to exceed the total amount as set forth in the budget in the relevant SOW (“Budget”). Company understands and acknowledges that given the nature and scope of the R&D Activities, the amounts set forth in

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the SOWs are good faith estimates only for the time period specified and not a guarantee of the cost to conduct the R&D Activities. If at any time Penn determines that it will require additional funds for the R&D Activities, it shall, as soon as it becomes aware of such required additional funds, promptly notify Company and provide an estimate of the additional amount. Company shall not be liable for any costs in excess of the amount of set forth in the relevant SOW unless it has agreed in a writing, signed by both Parties, to provide additional funds.
3.2
Invoicing and Payment. Contingent on the invoice being sent on a timely basis, Company shall pay all undisputed fees to Penn within [***] following receipt of an invoice. Unless otherwise specified in the applicable SOW, Penn may present such invoices in an [***] format, provided that any such invoice shall clearly identify the dates of payment and amounts to be paid in each [***] to which each calculated cost pertains. In the event of a dispute, the Parties shall in good faith use their best efforts to resolve all such dispute(s) within [***].
3.3
No Offset, Obligation to Pay. All undisputed sums payable by Company shall be paid without notice or demand except as expressly provided herein, and without setoff, abatement, suspension, deferment, reduction or deduction, except as expressly provided herein. Acknowledgement by Company of this obligation is a material inducement to Penn entering into this Agreement.
3.4
Survival of Payment Obligations. Any obligations of Company to pay costs or fees to Penn hereunder, including, without limitation, under this Section 3, which shall not have been paid at the expiration or earlier termination of the Term shall survive such expiration or earlier termination and shall be paid when and as the amount of same shall be determined and be due.
Article 4

MATERIALS AND EQUIPMENT
4.1
Penn Materials. Title to any Penn Materials, laboratory animals, or any other materials made or acquired with funds provided under any SOW shall vest in Penn, and such Penn Materials (as well as all documentation, information and intellectual property rights relating thereto), animals, or other materials (not used or consumed pursuant to this Agreement) or SOW shall remain the property of Penn following termination of this Agreement.
4.2
Company Materials. The Company Materials, as well as all documentation, information and intellectual property rights relating thereto, will remain the exclusive property of Company.
4.3
Materials Transfer. To the extent the Parties mutually agree to the transfer of their respective Penn Materials or Company Materials, proprietary materials and related documentation and information (“Transferred Materials”) between Penn and Company, Transferred Materials shall be transferred between the Parties, and subsequently used by the Parties, for the sole purpose of facilitating and finalizing the R&D Activities hereunder. The Parties will not, upon receipt of Transferred Materials by the sending Party: (a) modify or derivatize the Transferred Materials (except to the extent necessary for Penn to perform the R&D Activities hereunder with the approval of Company), (b) analyze the Transferred Materials for structure (except to the extent necessary for Penn to perform the R&D Activities hereunder with the approval of Company) and (c) transfer or distribute the Transferred Materials to any third party without the prior written permission of the sending Party. The receiving Party shall ensure that no one will be allowed to take or send these Transferred Materials to any location other than Recipient’s manufacturing facility and

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headquarters, unless prior written permission is obtained from the sending Party (not to be unreasonably withheld).
4.4
Title to Transferred Materials. Title to any of the sending Party’s Transferred Materials shall vest, or have vested, in the sending Party and such sending Party’s Transferred Materials (as well as all documentation, information and intellectual property rights relating thereto) shall remain the property of the sending Party. The receiving Party agrees that nothing herein shall be deemed to grant any rights to any patents or intellectual property of the receiving Party.
4.5
Sole Discretion of Sending Party. Transferred Materials shall be provided at the sending Party’s reasonable and sole discretion. For clarity, the sending Party shall be free to distribute their Transferred Materials to others and to use their Transferred Materials for their own use.
4.6
No Use in Humans. Receiving Party agrees to use the Transferred Materials in compliance with all laws and regulations, including but not limited to current EPA, FDA, USDA, and NIH guidelines. The Transferred Materials are supplied solely for the purposes of facilitating R&D Activities, for use in animals and/or in vitro. THE TRANSFERRED MATERIALS WILL NOT BE USED IN HUMANS. In no event shall the sending Party be liable for any use of the Transferred Materials by the receiving Party. Unless prohibited by law, receiving Party assumes all liability that may arise from the use, storage or disposal of the Transferred Material, and in no event will the sending Party be liable. Notwithstanding anything herein to the contrary, in the event Penn manufactures Product under an applicable SOW, such Product may be used in humans in Clinical Trials as specified in such applicable SOW and any applicable Quality Agreement (defined in Section 6.5 herein) following Company’s final disposition of such Product, including any Transferred Materials that are incorporated into such Product.
4.7
Recording of Transferred Materials. All Transferred Materials transferred between the Parties shall be specifically documented in writing in the SOW. If Transferred Materials are shared between the Parties, the SOW shall also include the following information, in addition to the information required by Section 2.1: (i) type and name of the Transferred Material to be transferred, (ii) the amount of the Transferred Material transferred, (iii) the date of the transfer of such Transferred Material, (iv) the purpose(s) for which such Transferred Materials may be used by the receiving Party, (v) the proposed use of such Transferred Materials by the receiving Party, and (vi) any additional obligations related to the Transferred Materials to be transferred. The SOW shall also set forth which Party is the sending Party and which Party is the receiving Party. Notwithstanding the foregoing, the sending Party shall have the right to terminate the portion of the SOW relating to transfer of the Transferred Materials any time if receiving Party breaches any of the terms, covenants or conditions of this Section 4. Upon termination of this Agreement, any applicable SOW, or any activities conducted under a SOW relating to the Transferred Materials, Recipient shall immediately return to the sending Party all unused portions of the Transferred Materials.
4.8
Transferred Materials Purpose. Penn and Company will use the Transferred Materials they each receive solely as necessary for the purpose designated in the SOW, in connection with its performance of the R&D Activities.

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Article 5

INFORMATION AND INTELLECTUAL PROPERTY
5.1
Ownership. Penn shall own all right, title and interest in and to Penn Information. Ownership of all Deliverables shall belong solely to Company. In the event Company is interested in technology transfer of Penn Information from Penn to Company, such technology transfer shall be addressed in a separate subscription and technology transfer Agreement between the Parties. Company shall own all right, title and interest in and to Company Information. No transfer of Penn Information or Company Information hereunder is intended to, or shall, interfere with the Parties respective ownership as outlined in this Section 5.1.
5.2
Product. Company understands and agrees that: (i) Products may be used only for research purposes, including research conducted as part of Clinical Trials specified in the applicable SOW, and shall not be sold commercially and (ii) Products may only be used for their intended use or purpose, as described in an applicable SOW. Further, Company understands and agrees that certain Penn Materials and Penn Information generated or obtained by the Penn Organizations may be used to manufacture and, in the case of Penn Materials, may be incorporated into a Product. For Products manufactured hereunder, Company shall own the tangible product itself, except that Penn shall own any Penn Materials contained or incorporated in the product. To the extent possible, Penn agrees to grant to Company a nonexclusive license to use and practice Penn Materials incorporated within the Product for the purposes of pursuing Company’s objectives related to this Agreement, including the use of Product in Clinical Trials as specified in an applicable SOW. Company and Penn agree that Product being generated for use by Penn’s Organization under this Agreement is not for transfer or resale for any other purpose.
Article 6

MANUFACTURING-SPECIFIC TERMS
6.1
Manufacturing and Vector Production Slots. In the event an SOW involves manufacturing Product, the SOW should include a reference to either, as applicable: (i) an approximation of how many manufacturing slots (“Manufacturing Slots”) per month are available for a particular SOW or (ii) the date of a reserved vector production slot (“Vector Production Slot”).
6.2
Company Cancellation. If Company reserves and then cancels or elects not to use a scheduled [***] for a particular SOW within [***] of the start of the scheduled [***], as applicable, Company shall be required to pay the costs associated with the [***], as applicable.
6.3
No Guarantee of Manufacture/Non-Conforming Products.
(i)
Regarding the manufacturing of Products, Penn, through its applicable Penn Organization, shall use reasonable efforts to manufacture Products according to specifications agreed to in writing by the Parties. Notwithstanding the foregoing or anything contrary in this Agreement or any SOW, given the experimental nature of the Products to be developed and manufactured hereunder, the Parties understand and agree that Penn cannot guarantee the development or manufacture of any Product. In addition, the Parties understand and agree that the R&D Activities to be performed hereunder, and the Products to be developed and manufactured hereunder, are developed for pre-clinical research or Clinical Trials and are therefore unique, cutting edge, and in some cases not well understood. Consequently,

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unexpected results may occur and, for numerous reasons, Penn may not be able to develop and manufacture Products at all or in conformance with agreed-to specifications.
(ii)
Penn, through its applicable Penn Organization, shall promptly notify Company if the Penn Organization finds, in its sole discretion, that it will not be able to develop and/or manufacture and release a Product covered by an applicable SOW. Penn, through its applicable Penn Organization, shall also promptly notify Company of any non-conforming Product of which it becomes aware, which is to be or has been delivered to Company and/or subsequently sent to a Clinical Trial site pursuant to an applicable SOW. If Penn is unable to develop and manufacture a Product covered by an applicable SOW, Company shall only be required to make payment for all work conducted by the Penn Organization pursuant to such applicable SOW to the date that Penn Organization makes the determination that is unable to develop and/or manufacture a Product. In such case, the Parties shall use good faith efforts to work together to determine if additional work on the part of the applicable Penn Organization could result in a conforming Product, how much such work will cost, and whether the necessary materials are available for such work. In such case, if the Parties agree that additional work on the part of the applicable Penn Organization should be conducted in order to develop and/or manufacture a conforming Product, then the Parties shall update the SOW accordingly.
(iii)
Penn and/or Company cannot guarantee the development or manufacture of any Product.
6.4
Cooperation. Penn and Company agree to cooperate with each other with respect to all Legal Requirements, and to assist the other party to remain in compliance with all Legal Requirements.
6.5
Quality Agreement. If necessary and if the Parties agree, the Parties will to enter into a quality agreement (“Quality Agreement”) which shall aim to ensure that any R&D Activities involving manufacturing work to be performed for a project under a particular SOW complies with all Legal Requirements and also to ensure an understanding between the Parties regarding their respective responsibilities regarding quality assurance.
Article 7

CONFIDENTIALITY AND PUBLICATION
7.1
Confidentiality Obligations. Company shall not disclose its Confidential Information to Penn unless, in Company’s opinion, it is necessary or useful for the performance of the R&D Activities. The receiving Party shall protect the disclosing Party’s Confidential Information with the same degree of care as Penn’s own Confidential Information, but not less than a reasonable degree of care. The receiving Party’s obligations of confidentiality will exist during the term of this Agreement and for [***] following termination or expiration of this Agreement, unless disclosure is required by law or regulation. The receiving Party will be permitted to make all disclosures of Confidential Information required by law, judicial order, or regulation; provided, however, that receiving Party shall (if legally permissible) provide notice of such disclosure to disclosing Party in advance of such disclosure in order to provide the disclosing Party with the opportunity to seek a protective order. Confidential Information that is required to be disclosed pursuant to law or regulation shall still be treated as Confidential Information hereunder for all other purposes.
7.2
Disclosures by Company. Company may disclose the existence and terms of this Agreement to officers, directors, employees, advisors, or consultants, potential investors and acquirers, partners,

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collaborators, and licensees, in each case, in connection with a business discussions, provided the foregoing are bound by similar obligations of confidentiality and non-use as set forth herein. Company may also disclose the existence and terms of this Agreement as necessary to comply with law, regulation, and/or rules of a stock exchange.
7.3
Publications. Penn shall have the first right to publish, present or otherwise disclose Penn Information for any purpose. Penn shall furnish Company with a copy of any proposed publication or presentation at least [***] in advance of the date of such presentation or the submission of said proposed publication in order for Company to review and comment on said proposed publication or presentation to: (a) determine whether such contains any Company Confidential Information and (b) enable Company to identify any intellectual property that it wishes to file patent applications on or for which to seek other intellectual property protection. If within the [***] review period: (i) Company notifies Penn that the Company requires deletion from the publication or presentation of Company Confidential Information, the Parties will cooperate to remove the disclosure to ensure that none of the Company Confidential Information is ever disclosed and/or (ii) if Company requests that publication or presentation be delayed to allow for patent filings or other intellectual property protection on certain items in the proposed publication or presentation, Penn shall delay the publication or presentation for up to [***] to allow for the filing of patent applications or other intellectual property protection.
Article 8

TERM & TERMINATION
8.1
Term. The term of this Agreement shall begin on the Effective Date of this Agreement and shall expire upon the later of: (i) [***] from the Effective Date or (ii) completion of all SOW’s, unless terminated sooner pursuant to this Agreement (“Term”). This Agreement may be extended or renewed only by mutual written agreement executed by duly authorized representatives of the Parties.
8.2
Termination.
(i)
Except as otherwise explicitly addressed in an applicable SOW, either Party may terminate this Agreement or any SOW with or without cause upon [***] prior written notice to the other Party.
(ii)
Either Party may terminate a SOW effective upon written notice to the other Party, if the other Party breaches any of the terms or conditions of such SOW, or the terms or conditions of this Agreement as they relate to such SOW, and fails to cure such breach within [***] after receiving written notice thereof. In the event of an incurable breach, the non-breaching Party may terminate such SOW effective immediately upon written notice to the breaching Party.
(iii)
Early termination of this Agreement will result in early termination of all outstanding SOWs, unless the Parties agree that any SOW shall remain in effect, in which case the terms and conditions of this Agreement shall remain in effect for purposes of such SOW only.
(iv)
Early termination of an individual SOW will not result in early termination of this Agreement or any other SOW, unless the Parties express their intention to terminate this

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Agreement in its entirety under Section 8.2(i) and/or such other outstanding SOW in addition to the SOW in question.
(v)
In the event that there are ongoing SOWs at the time of expiration or termination of this Agreement that are not terminated as described in Section 8.2(i) and/or (ii), the terms and conditions of this Agreement shall remain in effect for purposes of those SOWs only.
8.3
Effects of Termination.
(i)
In the event of termination of a SOW prior to its stated term, Penn shall use diligent efforts to avoid incurring any additional costs following receipt of notice of termination, and if such termination is for other than Penn’s breach, Penn shall be entitled to payment for the work in progress up to the date of termination, and for allowable costs. Allowable costs means all costs or non-cancellable commitments incurred prior to the receipt, or issuance, of the applicable notice of termination, and the full and reasonable cost of each employee, student and faculty member supported hereunder through the end of such commitments solely to the extent they cannot be utilized in other projects and then in no event shall Company be responsible for more than [***] of cost for such individuals, each to the extent incurred in accordance with the applicable SOW. In the event of termination, Penn shall submit a final report of all costs incurred and all funds received under an SOW within [***] after the effective termination date. The report shall be accompanied by a check in the amount of any excess of funds advanced over costs and allowable commitments incurred. In case of a deficit of funds, Company shall pay Penn the amount needed to cover costs and allowable commitments incurred by Penn under the SOW.
(ii)
Termination of this Agreement shall not affect the rights and obligations of the Parties accrued prior to termination hereof. The provisions of ARTICLE 3; ARTICLE 4; ARTICLE 7; ARTICLE 7; and ARTICLE 10, and Section 6.3, shall survive any expiration or termination of this Agreement.
Article 9

REPRESENTATIONS AND WARRANTIES; DISCLAIMER OF OTHER WARRANTIES;
INDEMNIFICATION, INSURANCE, LIMITATION OF LIABILITY
9.1
Mutual Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date:
(i)
such Party is duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization;
(ii)
such Party has taken all action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;
(iii)
this Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement, except as enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles;

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(iv)
such Party has all right, power and authority to enter into this Agreement, to perform its obligations under this Agreement.
9.2
Disclaimer of Other Warranties. Other than the representations and warranties provided in Section 9.1 above or as set forth in any SOW (including any associated Quality Agreement), PENN AND COMPANY MAKE NO REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, WARRANTIES WITH RESPECT TO THE CONDUCT, COMPLETION, SUCCESS OR PARTICULAR RESULTS OF THE R&D ACTIVITIES OR ANY PROJECT, OR THE CONDITION, OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE R&D ACTIVITIES, THE PROJECT MATERIALS, OR ANY PENN INTELLECTUAL PROPERTY OR DEVELOPMENT RESULTS OR THAT USE OF PENN INTELLECTUAL PROPERTY OR PRODUCT OR THE MATERIALS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT OF A THIRD PARTY. PENN AND COMPANY ALSO EXPLICITLY DISCLAIM ANY REPRESENTATION AND WARRANTY, INCLUDING WITH RESPECT TO ANY ACCURACY, COMPLETENESS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, COMMERCIAL UTILITY, NON-INFRINGEMENT OR TITLE FOR THE INTELLECTUAL PROPERTY, PATENT RIGHTS, LICENSE AND ANY PRODUCT. WITHOUT LIMITING PENN’S OBLIGATIONS TO PERFORM THE R&D ACTIVITIES IN ACCORDANCE WITH THIS AGREEMENT, OR COMPANY’S OBLIGATION TO PAY FOR SUCH R&D ACTIVITIES, EXCEPT FOR LIABILITY ARISING FROM A BREACH OF A PARTY’S CONFIDENTIALITY OBLIGATIONS, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES SUFFERED BY THE OTHER PARTY RESULTING FROM THIS AGREEMENT OR, IN THE CASE OF PENN, PENN SHALL NOT BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES SUFFERED BY COMPANY OR ANY OTHER PERSON RESULTING FROM THE R&D ACTIVITIES OR THE USE OF ANY PENN INTELLECTUAL PROPERTY, ANY PRODUCT RESULTING THEREFROM OR THE USE OF ANY PENN INFORMATION AND MATERIALS PROVIDED PURSUANT TO THIS AGREEMENT.
9.3
Indemnification; Insurance; Limitation of Liability.
(i)
Indemnification by Company. Company shall defend, indemnify and hold Penn and its respective trustees, officers, faculty, students, employees, contractors and agents (the “Penn Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys’ fees), including, without limitation, bodily injury, risk of bodily injury, death and property damage to the extent arising out of Third Party claims or suits arising from (a) the actions or omissions of Company under this Agreement, including (i) the development, testing, use (in pre-clinical, translational, or clinical research, irrespective or whether such research occurs at Penn), manufacture, promotion, sale or other disposition of any Product (including any product liability claim), and (ii) Company’s use of the Deliverables, R&D Activities, Penn Information, Penn Materials, or Transferred Materials; provided that Company’s obligations pursuant to this Section 9.3 shall not apply to the extent such claims or suits result from (y) the gross negligence or willful misconduct of any of Penn Indemnitees as finally determined by a court of competent jurisdiction, or (z) any material breach of this Agreement by Penn.

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(ii)
As a condition to a Penn Indemnitee’s right to receive indemnification under this Section 9.3, Penn shall: (a) promptly notify Company as soon as it becomes aware of a claim or suit for which indemnification may be sought pursuant hereto; (b) reasonably cooperate, and cause the individual Penn Indemnitees to reasonably cooperate, with Company in the defense, settlement or compromise of such claim or suit; and (c) permit Company to control the defense, settlement or compromise of such claim or suit, including the right to select defense counsel. In no event, however, may Company compromise or settle any claim or suit in a manner which (a) admits fault or negligence on the part of Penn or any other Penn Indemnitee or (b) commits Penn or any other Penn Indemnitee to take, or forbear to take, any action, without the prior written consent of Penn. Penn shall reasonably cooperate with Company and its counsel in the course of the defense of any such suit, claim or demand, such cooperation to include without limitation using reasonable efforts to provide or make available documents, information and witnesses.
(iii)
Insurance. Company, at its sole cost and expense, must insure its activities in connection with the exercise of its rights under this Agreement and obtain, and keep in force and maintain Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

1) Each occurrence [***]

2) General aggregate [***]

3) Prior to the commencement of Clinical Trials, if applicable, involving Product:

4) Clinical trials liability insurance [***]

5) Prior to the first commercial sale of a Product:

6) Products liability insurance [***]

7) If the above insurance is written on a claims-made form, it shall continue for [***] following termination or expiration of this Agreement. The insurance shall have a retroactive date of placement prior to or coinciding with the date that is [***] after the Effective Date of this Agreement for the purposes of Commercial Form General Liability Insurance and a retroactive date of placement prior to or coinciding with [***].

(iv)
Company expressly understands, however, that the coverages and limits in this Section 9.3 do not in any way limit Company’s liability or indemnification obligations. Company’s insurance will:

1) Be issued by an insurance carrier with an A.M. Best rating of “A” or better;

2) Provide for [***] advance written notice to Penn of cancellation;

3) State that Penn is endorsed as an additional insured with respect to the coverages in this Section 9.3; and

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4) Include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collective insurance or program of self-insurance carried or maintained by Penn.

(v)
Company must furnish to Penn (a) a valid certificate of insurance evidencing compliance with all requirements of this Section 9.3 and (b) additional insured endorsements for Company’s applicable policies naming “The Trustees of the University of Pennsylvania” as an additional insured. Company must furnish both documents within [***] of the Effective Date and [***] thereafter.
(vi)
Notwithstanding the foregoing, if a subcontractor (and not Company) will be the entity conducting the applicable activity, Company shall have the right to satisfy the above insurance requirements through insurance held by the subcontractor. In such instances, Company shall provide to Penn evidence of such insurance per the terms of this Section 9.3.
(vii)
LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY BREACH HEREOF. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT SHALL LIMIT COMPANY’S, INDEMNIFICATION OBLIGATIONS UNDER SECTION 9.3(i)-(ii) ABOVE.
Article 10

ADDITIONAL PROVISIONS
10.1
Force Majeure. Neither Party shall be liable for any failure to perform as required by this Agreement to the extent such failure to perform is due to unforeseeable circumstances reasonably beyond such Party’s control, including, without limitation, labor disturbances or labor disputes of any kind, accidents, failure of any governmental approval required for full performance, civil disorders or commotions, terrorism, acts of aggression, acts of God, energy or other conservation measures imposed by law or regulation, explosions, failure of utilities, mechanical breakdowns or other such occurrences.
10.2
Relationship of the Parties. Nothing in this Agreement is intended or shall be deemed, for financial, tax, legal or other purposes, to constitute a partnership, agency, joint venture or employer-employee relationship between the Parties. The Parties are independent contractors and at no time will either Party make commitments or incur any charges or expenses for or on behalf of the other Party.
10.3
Expenses. Except as otherwise provided in this Agreement, each Party shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

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10.4
Third Party Beneficiary. No party, other than Penn or Company shall be entitled to any rights whatsoever by virtue of the relationships created by or arising under this Agreement, including, without limitation, rights as a third party beneficiary.
10.5
Use of Names. Company and its Affiliates may not use (directly or indirectly) the name, logo, seal, trademark, or service mark (including any adaptation of them) of Penn or any Penn school, organization, employee, student or representative, without the prior written consent of Penn or as otherwise required by applicable laws or regulations. Notwithstanding the foregoing, Company may use the name of Penn in a non-misleading and factual manner solely to state Company’s funding of the R&D Activities, or as otherwise required by applicable laws or regulations. Penn shall not use Company’s name without Company’s prior written consent except that Penn may acknowledge Company’s funding of the R&D Activities, in listings of research or development projects and for other academic purposes or as otherwise required by applicable laws or regulations.
10.6
No Discrimination. Neither Penn nor Company will discriminate against any employee or applicant for employment on the basis of race, national origin, gender, age, creed, ancestry, ethnicity, religion, marital status, familial status, sexual orientation, gender identity or expression, genetic information, culture, language, socioeconomic status, domestic or sexual violence victim status, source of income, source of payment, veteran status, or disability.
10.7
Successors and Assignment.
(i)
The terms and provisions hereof shall inure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns.
(ii)
Company may not assign or transfer this Agreement or any of Company’s rights or obligations created hereunder, by operation of law or otherwise, without the prior written consent of Penn, except in connection with a sale or transfer to an Affiliate, pursuant to a re-structuring or a stock exchange or in connection with the sale or transfer of all or substantially all of Company’s securities, business or assets relating to the subject matter of this Agreement, whether by merger, sale of assets or otherwise, provided that: (a) there exists no material breach by Company of any material term of this Agreement; (b) Company provides prompt written notice of the transaction to Penn; and (c) the assignee agrees in writing to be legally bound by this Agreement. Any permitted assignment will not relieve Company of any obligation of Company that has accrued at the time of assignment.
(iii)
Any assignment not in accordance with this Section 10.7 shall be void.
10.8
Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
10.9
Entire Agreement of the Parties; Amendments. This Agreement, the Exhibits, and the SOWs attached hereto constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and, cancel and supersede any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in a writing referencing this Agreement and

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signed by a duly authorized officer of each Party. For the avoidance of doubt, nothing in this Agreement shall supersede or amend the separate Master Translational Research Services Agreement, dated October 19, 2018, between The Trustees of the University of Pennsylvania and Cabaletta Bio, Inc., or any amendments or addenda thereto.
10.10
Debarment. Penn hereby certifies that neither Penn nor any employee, consultant, faculty or other personnel, including the Designated Penn Contacts, engaged by Penn to perform R&D Activities under this Agreement has been debarred under Section 306 of the U.S. Federal Food, Drug and Cosmetic Act in connection with the performance of R&D Activities under this Agreement or any comparable law or regulation outside of the United States. In the event that Penn becomes aware of any such debarment, Penn will provide Company with prompt written notice thereof and promptly terminate the performance of any R&D Activities by such Person under this Agreement.
10.11
Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, excluding application of any conflict of laws principles that would require application of the law of a jurisdiction outside of the Commonwealth of Pennsylvania.
10.12
Dispute Resolution. If a dispute arises between the Parties concerning this Agreement, then the Parties will confer, as soon as practicable, in an attempt to resolve the dispute. If the Parties are unable to resolve such dispute amicably, then the Parties will submit to the exclusive jurisdiction of, and venue in, the state and Federal courts located in the Eastern District of Pennsylvania.
10.13
Notices and Deliveries. Any notice, request, approval or consent required or permitted to be given under this Agreement shall be in writing and directed to a Party at its address shown below or such other address as such Party shall have last given by notice to the other Party. A notice will be deemed received: if delivered personally, on the date of delivery; if mailed, [***] after deposit in the United States mail; if sent via courier, [***] after deposit with the courier service.

For Penn	with a copy to:
[***]	[***]

For Company:	with a copy, which shall not constitute notice to:
[***]	[***]

10.14
Waiver. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any other term or condition hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

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10.15
Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under law, but if any provision of this Agreement is held to be prohibited by or invalid under law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.
10.16
Interpretation. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, and Schedules shall be deemed references to Articles and Sections of, and Schedules to, this Agreement unless the context shall otherwise require.
10.17
Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A portable document format (PDF) or electronic copy of this Agreement, including the signature pages, will be deemed an original.

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IN WITNESS WHEREOF, the duly authorized representatives of the Parties hereby execute this Agreement as of the Effective Date.

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA	CABALETTA BIO, INC.
By: [***]	By: /s/ Steven Nichtberger
Name: [***]	Name: Steven Nichtberger, M.D.
Title: [***]	Title: President and Chief Executive Officer
Date: 2/7/23	Date: 9 February 2023

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EXHIBIT A
Schedule ____: Statement of Work (“SOW”)

This Schedule and Statement of Work (“Schedule ___”) shall be effective as of the last day of signature below (“Schedule ____ Effective Date”) and is subject to and incorporates the terms and conditions of the Master Translational Research Services Agreement dated as of _______, 2022 (“Agreement”) by and between The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation (“PENN”), and Cabaletta Bio, Inc. (“Company”). PENN enters this Schedule ___ on behalf of its applicable Penn Organization. To the extent rights and obligations attach to the applicable Penn Organization hereunder, such rights and obligations shall be deemed to attach to Penn. Penn and Company may be referred to herein as a “Party” or, collectively, as “Parties”.

1. Project Description.

a. Title/Study Number.

b. Scope of Work.

c. Penn Organization:

d. Designated Penn Contact:

e. Deliverables:

f. Product/Intended Use or Purpose for Product:

g. Products Specifications:

h. Penn Information to be Provided to Company:

i. Company Information to be Provided to Penn:

j. Transferred Materials:

k. Term:

2. Budget and Payment Terms.

[***]

_______

_______

Company shall make payments in advance to Penn in accordance with the payment schedule set forth in the Budget.

All payments will be made in U.S. dollars within [***] of Company’s receipt of an invoice from Penn and shall clearly identify Penn ERA Institution Number _____ and Designated

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Penn Contact. All payments are to be payable in United States dollars, and if by check, made out to The Trustees of the University of Pennsylvania

Select option by checking box:

☐ Pay by check

Mail check to:

[***]

☐ Pay by wire transfer:

Banking Information:

[***]

3. Modifications and Additional Terms Applicable to this Project

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA	CABALETTA BIO, INC.
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

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